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                                                                   EXHIBIT 10.4E

                                   AMENDMENT
                                   ---------
                                      TO
                                      --
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     This Amendment to Loan and Security Agreement is entered into as of April 1, 1998, by and between Comerica Bank-California ("Bank") and ISE Labs, Inc, ISE Technology, Inc. and Digital Testing Services, Inc. (collectively, the "Borrowers").

                                    RECITALS
                                    --------

     Borrowers and Comerica are parties to that certain Loan and Security Agreement dated as of October 2, 1997, as amended from time to time (the "Agreement"). Borrowers and Bank desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. The reference in Section 2.1.2 of the Agreement to "March 31, 1998" is amended to read "September 30, 1998".

     2. Notwithstanding any other provisions of the Agreement, each of the Advances shall bear interest at a floating rate equal to the Prime Rate from and after February 9, 1998.

     3.   Section 6.10 is amended to read as follows:

          6.10 Debt-Tangible Net Worth Ratio. Borrowers on a consolidated basis shall maintain, as of the last day of each calendar month, a ratio of Total Liabilities of not more than 3.00 to 1.00 through May 31, 1998; a ratio of not more than 2.50 to 1.00 as of June 30, 1998 through September 30, 1999; and a ratio of not more than 2.00 to 1.00 as of October 31, 1999 and thereafter.

     4. The reference in Section 6.11 to Ten Million Dollars ($10,000,000) is amended to read "Eighteen Million Dollars ($18,000,000)". The words "provided that notwithstanding such sale and reduction, Borrowers shall in all cases maintain a Tangible Net Worth of not less than Eight Millin Dollars ($8,000,000)" are deleted from Section 6.11.

     5.   Section 6.14 is deleted from the Agreement.

     6.   Section 7.12 is amended to read as follows:

          7.12 Capital Expenditures. Pay or become committed to pay more than Nine Million Dollars ($9,000,000) in any fiscal year prior to the earlier of (i) Borrower's receipt of not less than Twelve Million Dollars ($12,000,000) from the sale or issuance of its equity securities or (ii) the sale of the Manteca Facility, and Twelve Million Dollars ($12,000,000) in any fiscal year thereafter, for any capitalized Equipment.

     7. In consideration of this Amendment, Borrower shall pay Bank Twenty-seven Thousand Dollars ($27,000) plus reasonable appraisal, environmental, title and other out of pocket expenses incurred in connection with the Manteca Facility, which fee is payable on April 1, 1999; provided Bank shall waive such fee if an Event of Default has not occurred and Borrower has maintained in a demand deposit account with Bank, from the date hereof through April 1, 1999, net free collected balances of at least Four Million Dollars ($4,000,000).

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     8.   Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

     9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                    ISE LABS, INC.


                                    By: /s/ Saeed Malik
                                        -----------------------------
                                    Title: President
                                          ---------------------------

                                    ISE TECHNOLOGY, INC.

                                    By:/s/ Saeed Malik
                                       -------------------------------

                                    Title:____________________________


                                    DIGITAL TESTING SERVICES, INC.


                                    By: /s/ Saeed Malik
                                       -------------------------------

                                    Title:____________________________


                                    COMERICA BANK-CALIFORNIA


                                    By:  /s/ Mary Beth Suhr
                                       -------------------------------
                                    Title: Vice President
                                          ----------------------------

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